UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2020

J.Jill, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38026	45-1459825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Batterymarch Park

Quincy, MA 02169

(Address of principal executive offices) (Zip Code)

(617) 376-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	JILL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modifications of Rights of Security Holders.

On November 9, 2020, J.Jill, Inc., (the “Company”) filed a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Charter Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-5 reverse split (the “Reverse Stock Split”) of the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and to reduce the number of authorized shares of Common Stock to 50,000,000. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares of Common Stock that would have otherwise resulted from the Reverse Stock Split were converted into the right to receive a cash payment, without interest and subject to applicable withholding taxes.

In connection with the Reverse Stock Split, the Board of Directors of the Company approved appropriate and proportional adjustments to the terms of the the Company’s 2017 Omnibus Equity Incentive Plan and Employee Stock Purchase Plan (together, the “Equity Plans”), including the number of shares of Common Stock available for issuance under the Equity Plans and the number of shares of Common Stock underlying outstanding awards granted pursuant to the Equity Plans.

The foregoing description of the Charter Amendment is not complete and is qualified in its entirety by reference to the Charter Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 4, 2020, the Company issued a press release announcing approval by the Company’s Board of Directors of a 1-for-5 reverse stock split ratio, pursuant to authorization granted by written consent of the Company’s majority shareholder. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

The Company has outstanding warrants to purchase shares of Common Stock (the “Warrants”) expiring October 2, 2025, subject to certain customary adjustments from time to time upon the occurrence of certain events. In accordance with the terms of the Warrants, the Reverse Stock Split will result in an adjustment to the exercise price of the Warrants from $0.01 per share to $0.05 per share. The number of shares of Common Stock issuable upon exercise of each Warrant on November 9, 2020 shall be proportionately adjusted so that the holder, after such date, shall be entitled to purchase the number of shares of Common Stock that such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of J.Jill, Inc., effective November 9, 2020.

99.1	Press release dated November 4, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2020	J.JILL, INC.

	By:	/s/ Mark Webb
	Name:	Mark Webb
	Title:	Executive Vice President and Chief Financial Officer